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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Registration Number 333-149950) of our report dated March 8, 2010 relating to the consolidated financial statements, financial statement schedule and the effectiveness of internal control over financial reporting of Information Services Group, Inc. and of our report dated March 27, 2008 relating to the consolidated financial statements of Technology Partners International, Inc. and Subsidiaries, which appear in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

March 8, 2010
Houston, Texas

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM